UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2005

GREENE COUNTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Main Street, Greeneville, Tennessee		37743
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (423) 639-5111

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

William F. Richmond, Senior Vice President and Chief Financial Officer of Greene County Bancshares, Inc., a Tennessee corporation (the “Company”) retired as Senior Vice President and Chief Financial Officer of the Company effective December 31, 2005.  Mr. Richmond will remain employed by the Company for a transition period expected to end in the first quarter of 2006.  In connection with Mr. Richmond’s retirement as Senior Vice President and Chief Financial Officer, and as previously described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 15, 2005, James E. Adams joined the Company as Senior Vice President and Chief Financial Officer designate on December 1, 2005 and has been elevated to the position of Chief Financial Officer effective January 1, 2006.

Mr. Adams, age 61, served as the Executive Vice President and Chief Financial Officer of Rurban Financial Corp. from March 2003 until November 30, 2005.  Prior to that, he was retired after serving as the Executive Vice President, Chief Financial Officer and Corporate Secretary of Integra Bank in Evansville, Indiana from 1999 through 2001 and the Executive Vice President and Chief Financial Officer of MainStreet Financial Company in Martinsville, Virginia from 1994 to 1999.  There are no family relationships between Mr. Adams and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Adams or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.

By:	/s/ R. Stan Puckett
Name:	R. Stan Puckett
Title:	Chairman and Chief Executive Officer

Date:   January 5, 2006